Exhibit 99.1

Form of Proxy for Acap Corporation

Dear Shareholders:

The 2011 Special Meeting of Shareholders of Acap Corporation will be held at the corporate headquarters, 5250 South Sixth Street, Springfield, Illinois 62703, on ____________, ___________, 2011, at _________ a.m. central time.   At the meeting, shareholders will act to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement.

Your vote is important. Whether or not you plan to attend the meeting, please review the enclosed proxy statement, complete the proxy form below and return it promptly in the envelope provided.
Our stock transfer department is available to assist you at (217) 241-6410 or by writing to Acap Corporation, Attn: Stock Transfer Department, 5250 South Sixth Street, Springfield, Il 62703.
Sincerely,
Theodore C. Miller Corporate Secretary

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PROXY FORM	Acap Corporaton	PROXY FORM
Special Meeting of Shareholders – To be Held ________________, 2011
THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoints Jesse T. Correll and James P. Rousey, or either of them, the attorneys and proxies with full power of substitution and revocation to represent and to vote, as designated below, all the shares of common stock of the Company held of record by the undersigned on _____________, 2011, at the special meeting of shareholders to be held at the corporate headquarters, 5250 South Sixth Street, Springfield, Illinois 62703, on __________, ___________, 2011 at _______ a.m., or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS PRESENTED.

Please sign exactly as your name appears on the form and date and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign. If a corporation, please sign in full corporate name by President and other authorized officer. If a partnership, please sign in partnership name by authorized person.

Continued and to be voted and signed on reverse.

Acct#

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1.	To adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement.	For	Against
		☐	☐

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

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